UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2005

Extendicare Health Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-97293 and 333-116927	98-0066268
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin		53203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-908-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Intercompany Note

As described in more detail under Item 2.01 of this Current Report on Form 8-K, effective at 11:59 p.m., Pacific Time, on January 31, 2005, Extendicare Health Services, Inc., a Delaware corporation ("EHSI"), acquired all of the issued and outstanding shares of common stock, $.01 par value (the "Common Stock"), of Assisted Living Concepts, Inc., a Nevada corporation ("ALC"), when Alpha Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of EHSI ("Alpha"), was merged with and into ALC and ALC continued as the surviving corporation and a wholly owned subsidiary of EHSI (the "Merger"). In connection with, and in order to partially finance of the Merger, EHSI borrowed $55 million from Extendicare Holdings, Inc., its Wisconsin parent corporation ("EHI"), which is evidenced by a Senior Unsubordinated and Unsecured Note, dated January 27, 2005 (the "Note"), in favor of EHI. A more detailed description of the Note is set forth under Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Memorandum of Understanding

In connection with the Merger, on January 31, 2005, EHSI, Alpha, ALC and Carriage House Assisted Living, Inc. ("Carriage House"), entered into a Memorandum of Understanding ("MOU") with LTC Properties, Inc. and Texas-LTC Limited Partnership (collectively, "LTC"). The MOU is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A summary of the material provisions of the MOU, which is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, is set forth below.

• ALC and LTC will enter into two triple net master lease agreements (the "Leases"), one of which will include 18 assisted living properties (690 units) and the other of which will include 19 assisted living properties (737 units), upon terms and conditions similar to those contained in the Master Lease Agreement, dated November 30, 2001, between LTC and ALC/Carriage House.

• The initial term of the Leases will be for the period from January 1, 2005 through December 31, 2014. ALC will have the right, under certain circumstances, to extend the term of each of the Leases for up to three separate additional periods of 10 years each, commencing immediately following the initial term.

• The aggregate minimum rent for the Leases for calendar years 2005 through 2008 will be approximately $9.4 million, $9.8 million $10.2 million and $10.7 million, respectively. The minimum rent will increase by 2% over the prior year’s minimum rent for each of the calendars years 2009 through 2014. Annual minimum rent during any extended term will increase a minimum of 2% over the minimum rent of the immediately preceding year.

• The MOU provides that LTC will not assert certain events of default under the original leases, including any amendments thereto, between LTC and ALC/Carriage House.

• Absent an event of default, ALC will have the right under each of the Leases to substitute up to three of the 122 assisted living facilities owned and operated by ALC/Carriage House for a leased property within a 12 month period, if ALC determines the leased property to be unprofitable to operate or if the assisted living facility loses its license to operate. Following a substitution, ALC and its affiliates must cease to operate the leased property substituted out of the lease within one year of the substitution. ALC must close such property, or it may divest or lease such property to an unaffiliated third party.

• ALC and LTC will work cooperatively to expand the number of assisted living units. Upon completion of an expansion, LTC will pay all costs subject to a cap of $5 million in any calendar year. The monthly minimum rent for any leased property that has been expanded will increase by an amount equal to (a) 9.5% plus the positive difference, if any, between the average for the last five business days prior to funding of the yield on the U.S. Treasury 10-year note minus 420 basis points (expressed as a percentage), multiplied by (b) the amounts actually paid to third parties by or on behalf of ALC, and reimbursed by LTC, to complete the expansion.

• The Leases will contain a change of control provision that, following a change of control of the lessee, will require the surviving entity to have a net worth of equal to or greater than $50 million rather than $75 million, which is contained in the original leases between LTC and ALC/Carriage House.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective at 11:59 p.m., Pacific Time, on January 31, 2005, EHSI acquired all of the issued and outstanding shares of Common Stock of ALC pursuant to the Merger. The Merger was consummated in accordance with the terms and conditions of a Plan of Merger and Acquisition Agreement, dated as of November 4, 2004, by and among EHSI, Alpha and ALC (the "Merger Agreement"). EHSI filed the Merger Agreement with the Securities and Exchange Commission on November 9, 2004 as Exhibit 2.1 to its Current Report on Form 8-K dated November 4, 2004.

The total consideration for the Merger was approximately $278 million, which consisted of $140 million in cash and the assumption of $138 million of outstanding ALC debt. EHSI financed the cash portion of the Merger consideration by (i) using cash on hand of $25 million, (ii) borrowing $60 million under its revolving credit facility and (iii) borrowing $55 million from its parent corporation, EHI, which is evidenced by the Note (EHI, in turn, borrowed the same amount of money from its parent corporation and EHSI’s ultimate parent corporation, Extendicare Inc.). The credit facility borrowings and the Note are discussed in more detail under Item 2.03 of this Current Report on Form 8-K.

The press released issued by EHSI in connection with the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Facility

In connection with, and in order to partially finance the Merger, EHSI borrowed $60 million under its revolving credit facility on January 28, 2005. As of January 31, 2005, the aggregate outstanding principal amount of EHSI’s borrowings under the credit facility was $70 million and the aggregate undrawn amount of letters of credit issued for our benefit under the credit facility was approximately $61 million.

The credit facility is documented in a Second Amended and Restated Credit Agreement, dated as of April 22, 2004, by and among EHSI, EHI, Lehman Commercial Paper Inc., as administrative agent, and the several lenders from time to time party thereto. EHSI filed the Second Amended and Restated Credit Agreement with the Securities and Exchange Commission on June 28, 2004 as Exhibit 4.4 to its Registration Statement on Form S-4 (Registration No. 333-116927) (the "Registration Statement"). The Second Amended and Restated Credit Agreement has been amended by a First Amendment and a Second Amendment (as so amended, the "credit facility"), which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. A brief summary of the material provisions of the Credit Agreement, which is qualified in its entirety by reference to Exhibit 4.4 to the Registration Statement and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, is set forth below.

The First Amendment is dated as of November 2, 2004, however, only portions of it have become effective. Those portions, which became effective with the completion of the Merger on January 31, 2005, were superseded by the Second Amendment. The Second Amendment is dated as of January 28, 2005, but became effective with completion of the Merger on January 31, 2005.

EHSI’s credit facility is a senior secured revolving credit facility providing for loans and issuance of letters of credit of up to $155 million. The credit facility will terminate on June 28, 2009. As of January 31, 2005, based upon financial performance, the annual interest rate was the Eurodollar rate plus 2.50% or the Base Rate, as defined in the credit facility (generally the published prime rate), plus 1.50%. These rates are subject to adjustments based on EHSI’s senior leverage ratio. The spread over the Eurodollar rate ranges from 2.50% per annum to 3.25% per annum, and the spread over the Base Rate ranges from 1.50% per annum to 2.25% per annum. In addition to paying interest on outstanding principal under the credit facility, EHSI is required to pay a commitment fee to the lenders at a rate of 0.50% per annum on the unutilized commitments under the facility.

EHSI’s obligations under the credit facility are guaranteed by EHI and by certain of EHSI’s subsidiaries. EHSI currently anticipates that ALC, but not its subsidiaries, will become a guarantor of the credit facility. In addition, the credit facility is secured by certain of EHSI’s and, with certain exceptions, EHSI’s subsidiary guarantors’, tangible and intangible assets, including substantially all of EHSI’s personal property; by mortgages on the real estate associated with 105 of our facilities; and by all of EHSI’s and EHSI’s subsidiary guarantors’ capital stock (other than the stock of ALC). The credit facility is also secured by a pledge of 65% of the voting stock of EHSI’s and EHSI’s subsidiary guarantors’ foreign subsidiaries, if any.

All or any portion of the outstanding loans under the credit facility may be prepaid at any time, and commitments may be terminated in whole or in part at EHSI’s option without premium or penalty. The credit facility is subject to mandatory prepayments from the net cash proceeds received by EHSI in connection with the incurrence of other indebtedness, from net cash proceeds of some asset sales, from amounts recovered by EHSI in connection with casualty losses and condemnation events, and from purchase price refunds received by EHSI in connection with acquisitions.

The credit facility requires that EHSI comply with various financial covenants, on a consolidated basis, including: a minimum fixed charge coverage ratio starting at 1.10 to 1 and increasing to 1.20 to 1 with the fiscal quarter ending June 30, 2005; a minimum tangible net worth starting at 85% of EHSI’s tangible net worth at March 31, 2002 and increasing by 50% of EHSI’s net income for each fiscal quarter plus 100% of any additional equity EHSI raises; a maximum senior leverage ratio starting at 4.25 to 1 and reducing to 4.00 to 1 with the fiscal quarter ending June 30, 2007; and a maximum senior secured leverage ratio starting at 2.25 to 1 and reducing to 2.00 to 1 with the fiscal quarter ending June 30, 2007. Compliance with these financial covenants is calculated for EHSI and its subsidiaries on a consolidated basis, but excluding the impact ALC and its subsidiaries.

The credit facility contains a number of covenants that, among other things, restrict EHSI’s ability and that of its parent and certain of its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay or amend certain terms of other indebtedness, pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, engage in mergers or consolidations, make capital expenditures, enter into new lines of business or engage in some transactions with subsidiaries and affiliates and otherwise restrict corporate activities. Certain of the covenants do not apply to ALC and its subsidiaries.

The credit facility contains events of default, subject in certain cases to specified cure periods and materiality thresholds, including failure to make payments when due, material inaccuracies of representations and warranties, breach of covenants, certain cross-defaults and cross-accelerations, events of insolvency, bankruptcy or similar events, certain judgments against EHSI, certain occurrences with respect to employee benefit plans, failure to remain eligible or participate in Medicaid or Medicare programs, failure of guarantees to remain in effect, failure of certain liens and security documents to remain enforceable, the occurrence of an event of default under any mortgage securing the credit facility, EHSI’s 6-7/8% Senior Subordinated Notes due 2014 or guarantees thereof cease to be subordinated to the obligations under the credit facility and the credit facility guarantees, and the occurrence of a change of control.

If such a default occurs, the lenders under the credit facility would be entitled to take various actions, including all actions permitted to be taken by a secured creditor, the acceleration of amounts due under the credit facility and requiring that all such amounts be immediately paid in full. In addition, in the event of a payment default, the interest rate applicable to the obligations outstanding under the credit facility may be increased.

Intercompany Note

In connection with, and in order to partially finance the Merger, EHSI borrowed $55 million from EHI, evidenced by the Note. The Note is filed as Exhibit 4.3 to this Current Report on Form 8-K. A brief summary of the material provisions of the Note, which is qualified in its entirety by reference to Exhibit 4.3, is set forth below.

The Note matures on January 1, 2010. Interest accrues at a rate of 6.0% per annum. Prior to maturity, interest is payable quarterly in arrears. However, beginning March 1, 2005, interest is payable monthly in advance. Prior to maturity, no principal payments are due on the Note. The Note may be prepaid without premium or penalty, but no prepayments may be made if a default exists or would result under the credit facility. A failure to make payments when due under the Note would constitute a default of the Note, in which case the holder of the Note would have the right to increase the interest rate applicable to the obligations outstanding under the Note and to accelerate and require the immediate full payment of the Note.

Existing ALC Indebtedness

Upon completion of the Merger, ALC became a wholly-owned subsidiary of EHSI. The debt obligations of ALC and its subsidiaries that existed prior to the Merger continued to be obligations of ALC and its subsidiaries after the effectiveness of the Merger. These debt obligations are non-recourse to EHSI.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To be filed by amendment not later than 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed (February 4, 2005).

(b) Pro forma financial information.

To be filed by amendment not later than 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed (February 4, 2005).

(C) Exhibits.

4.1 First Amendment, dated as of November 2, 2004 to the Second Amended and Restated Credit Agreement, dated as of April 22, 2004, among Extendicare Holdings, Inc., Extendicare Health Services, Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, US BANK, NATIONAL ASSOCIATION, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, RESIDENTIAL FUNDING CORPORATION and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agents.*

4.2 Second Amendment, dated as of January 28, 2005 to the Second Amended and Restated Credit Agreement, dated as of April 22, 2004, among Extendicare Holdings, Inc., Extendicare Health Services, Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, US BANK, NATIONAL ASSOCIATION, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, RESIDENTIAL FUNDING CORPORATION and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agents. *

4.3 Senior Unsubordinated and Unsecured $55 Million Note between Extendicare Health Services, Inc. and Extendicare Holdings, Inc.

10.1 Memorandum of Understanding dated January 31, 2005 by and among LTC Properties, Inc. and Texas-LTC Limited Partnership; and Extendicare Health Services, Inc., Alpha Acquisition,Inc., Assisted Living Concepts, Inc. and Carriage House Assisted Living, Inc.

99.1 Press release dated January 31, 2005

* Schedules and exhibits to the First Amendment and the Second Amendment have not been filed herewith. The registrant agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Extendicare Health Services, Inc.

February 4, 2005	By:	Richard L. Bertrand

Name: Richard L. Bertrand
Title: Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

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Exhibit Index

Exhibit No.	Description

4.1	FIRST AMENDMENT, dated as of November 2, 2004, to the Second Amended and Restated Credit Agreement, dated as of April 22, 2004 (as amended, supplemented or otherwise modified, among EXTENDICARE HOLDINGS, INC., a Wisconsin corporation , EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, US BANK, NATIONAL ASSOCIATION, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, RESIDENTIAL FUNDING CORPORATION and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. [Schedules and exhibits to this First Amendment have not been filed herewith. The registrant agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.]
4.2	SECOND AMENDMENT, dated as of January 28, 2005, to the Second Amended and Restated Credit Agreement, dated as of April 22, 2004 (as amended, supplemented or otherwise modified, among EXTENDICARE HOLDINGS, INC., a Wisconsin corporation , EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, US BANK, NATIONAL ASSOCIATION, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, RESIDENTIAL FUNDING CORPORATION and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. [Schedules and exhibits to this Second Amendment have not been filed herewith. The registrant agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.]
4.3	Senior Unsubordinated and Unsecured Note between Extendicare Health Services, Inc. ("Borrower") and Extendicare Holdings, Inc. ("Lender")dated January 27, 2005 for principal sum of $55 million
10.1	Memorandum of Understanding ("MOU") entered into as of January 31, 2005, by and among LTC Properties, Inc. and Texas-LTC Limited Partnership; and Extendicare Health Services, Inc., Alpha Acquisition, Inc., Assisted Living Concepts, Inc., and Carriage House Assisted Living, Inc.
99.1	Press release dated January 31, 2005